Exhibit 23.4

CONSENT OF TELESTO NEVADA INC.

We hereby consent to (1) the reference in Registration Statement No. 333-144563 on Form S-8, as amended (the “Amendment”) of US Gold Corporation (the “Company”) to our technical reports:

1.               NI 43-101 PRELIMINARY ASSESSMENT OF US GOLD CORPORATION’S GOLD BAR PROJECT, INCLUDING GOLD PICK, GOLD RIDGE, CABIN CREEK AND HUNTER, EUREKA COUNTY, NEVADA APRIL 15, 2010

2.               NI 43-101 TECHNICAL REPORT FOR THE GOLD PICK PROJECT, EXPANDED TO INCLUDE THE CABIN CREEK AND HUNTER RESOURCES, EUREKA COUNTY, NEVADA MAY 5, 2009

3.               NI 43-101 TECHNICAL REPORT FOR THE LIMOUSINE BUTTE PROJECT, WHITE PINE COUNTY, NEVADA JULY 1, 2009

4.               NI 43-101 TECHNICAL REPORT FOR THE NEW PASS PROJECT, CHURCHILL COUNTY, NEVADA DECEMBER 23, 2009

(the “Reports”) relating to the Company’s Gold Bar Project, Limousine Butte Project, and New Pass Project, (2) the inclusion or incorporation by reference of information derived from the Reports in the Amendment and (3) all other references to the undersigned included or incorporated by reference in the Amendment. We also consent to the reference to us under the heading “Experts” in a prospectus, which is part of the Registration Statement, and any amendments thereto.

TELESTO NEVADA INC.

By:	/s/ Jonathan M. Brown	Date: 4/8/2011
Name:	Jonathan M. Brown C.P.G.
Title:	Manager, Permitting & Environmental